UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

Kadmon Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37841	27-3576929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 900-5366

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KDMN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

Introduction

This Form 8-K amends and supplements the Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) previously filed by Kadmon Holdings, Inc. (the “Company” or “we”) with the Securities and Exchange Commission on October 4, 2021, relating to the proposal to adopt the Agreement and Plan of Merger, dated as of September 7, 2021 (as it may be amended, supplemented, or modified from time to time, the “Merger Agreement”), by and among the Company, Sanofi, a societe anonyme formed under the laws of France (“Sanofi”), and Latour Merger Sub, Inc., a Delaware corporation and wholly owned indirect subsidiary of Sanofi (“Merger Sub”), whereby Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned indirect subsidiary of Sanofi.  Under the terms of the Merger Agreement, the Company’s stockholders shall be entitled to receive $9.50 in cash, without interest thereon, less any applicable withholding taxes, for each share of the Company’s common stock, par value $0.001 per share (“Common Stock”), upon completion of the Merger.  Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to such term in the Proxy Statement.

Between October 1 and October 26, 2021, ten alleged stockholders of the Company filed actions in federal courts located in the states of New York, Delaware, and Pennsylvania against the Company and the members of its Board of Directors under the following captions: (i) Nancy Jaser v. Kadmon Holdings, Inc., et al., No. 1:21-cv-08154 (S.D.N.Y.); (ii) John Dillon v. Kadmon Holdings, Inc., et al., No. 1:21-cv-08169 (S.D.N.Y.); (iii) Alex Ciccotelli v. Kadmon Holdings, Inc., et al., No. 1:21-cv-08299 (S.D.N.Y.); (iv) Michael Young v. Kadmon Holdings, Inc., et al., No. 1:21-cv-05641 (E.D.N.Y.); (v) Michael Bierman v. Kadmon Holdings, Inc., et al., No. 1:21-cv-08441 (S.D.N.Y.); (vi) Jacob Wheeler v. Kadmon Holdings, Inc., et al., No. 1:21-cv-08576 (S.D.N.Y.); (vii) Robert Wilhelm v. Kadmon Holdings, Inc., et al., No. 1:21-cv-01470 (D. Del.); (viii) Matthew Whitfield v. Kadmon Holdings, Inc., et al., No. 2:21-cv-04605 (E.D. Pa.); (ix) Jerome Anderson v. Kadmon Holdings, Inc., et al., No. 1:21-cv-08705 (S.D.N.Y.); and (x) Joseph Gibson v. Kadmon Holdings, Inc., et al., No. 1:21-cv-01503 (D. Del.) (collectively, the “Merger Actions”).  The Merger Actions assert claims solely on behalf of the individual stockholders and generally allege that the Company and its Board of Directors failed to disclose allegedly material information in the Proxy Statement.  The Merger Actions seek an order enjoining the consummation of the transactions contemplated by the Merger Agreement and awarding damages.  We believe that the claims asserted in the Merger Actions are without merit.  Additional lawsuits arising out of the Merger Agreement may be filed in the future.  If additional similar lawsuits are filed, absent new or different allegations that are material, the Company will not necessarily announce such additional filings.

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with all applicable law and denies the allegations in the Merger Actions, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to amend and supplement certain disclosures in the Proxy Statement related to plaintiffs’ claims with the amended and supplemental disclosures set forth below under the sections entitled “Background of the Merger” and “Opinions of the Company Financial Advisors” (the “Supplemental Disclosures”).  Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity, or materiality under applicable laws of any of the disclosures set forth herein.  To the contrary, the Company specifically denies all allegations in the Merger Actions that any additional disclosure was or is required or material.

Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged and is incorporated by reference as relevant to the items in this Form 8-K.  This Form 8-K is being filed to reflect certain updates as set forth below.

Supplemental Disclosures

Background of the Merger

Insert the following paragraph after the paragraph beginning “On February 16, 2021” on p. 23:

On May 12, 2021, the Company held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present.  Among the three proposals on which stockholders voted was a proposal to approve the Amended and Restated 2016 Equity Incentive Plan.  The Amended and Restated 2016 Equity Incentive Plan was approved based upon the following votes: 48,777,519 votes in favor, 45,457,979 votes against, 2,535,220 votes to abstain, and 21,452,689 broker non-votes.  A copy of the Amended and Restated 2016 Equity Incentive Plan was attached as Exhibit 10.1 to, and incorporated by reference into, the Company’s Form 8-K filed with the Securities and Exchange Commission on May 12, 2021.

Cantor Fitzgerald Valuation Analysis

Selected Companies Analysis – Amend first sentence immediately following table on p. 36 to include underlined text:

Based on its professional judgment and experience, Cantor Fitzgerald then applied a selected range of 2026E revenue multiples of 1.00x to 3.00x, derived from the selected companies, to corresponding data of the Company.

Amend sentence that immediately follows to include underlined text:

Based on information provided by the Company’s management, Cantor Fitzgerald then adjusted for the number of fully-diluted shares of Common Stock (determined using the treasury stock method and taking into account outstanding in-the-money options and warrants) as of September 3, 2021, which totaled approximately 192.8 million shares.

Selected Precedent Transactions Analysis – Amend first sentence immediately following table on p. 37 to include underlined text:

Based on its professional judgment and experience, Cantor Fitzgerald then applied a selected range of enterprise values of $1,250 million to $2,000 million, derived from the selected transactions.

Amend sentence that immediately follows to include underlined text:

Based on information provided by the Company’s management, Cantor Fitzgerald then adjusted for the Company’s estimated cash, debt, convertible preferred stock and other liabilities, and divided by the number of fully-diluted shares of Common Stock (determined using the treasury stock method and taking into account outstanding in-the-money options and warrants) as of September 3, 2021, which totaled approximately 192.8 million shares.

Amend first sentence of paragraph that immediately follows to include underlined text:

Based on its professional judgment and experience, Cantor Fitzgerald also applied a selected range of 2026E revenue multiples of 2.25x to 4.25x, derived from the selected transactions, to the Company’s 2026E revenue, based on internal estimates of the Company’s management.

Amend sentence that immediately follows to include underlined text:

Based on information provided by the Company’s management, Cantor Fitzgerald then adjusted for the Company’s estimated cash, debt, convertible preferred stock and other liabilities, and divided by the number of fully-diluted shares of Common Stock (determined using the treasury stock method and taking into account outstanding in-the-money options and warrants) as of September 3, 2021, which totaled approximately 192.8 million shares.

Discounted Cash Flow Analysis – Amend the first sentence following table on p. 38 to include underlined text:

Based on its analysis of the selected immuno-oncology companies and on its professional judgment and experience, Cantor Fitzgerald included a selected enterprise value of $200 million for the Company’s oncology platform.

Amend the second sentence following table on p. 38 to include underlined text:

Using the sum of the estimated valuations summarized above, based on information provided by the Company’s management Cantor Fitzgerald then divided by the number of fully-diluted shares of Common Stock (determined using the treasury stock method and taking into account outstanding in-the-money options and warrants) as of September 3, 2021, which totaled approximately 192.8 million shares.

Moelis Valuation Analysis

Discounted Cash Flow Analysis, p. 41 – Revise the second sentence of second paragraph as follows:

The estimated WACC range was derived using the Capital Assets Pricing Model ~~and a size premium~~ using (i) an equity risk premium; (ii) a risk-free rate based on 20-year U.S. government bonds; (iii) a size premium; and (iv) a selected range of unlevered betas informed by the selected publicly traded companies described below.

Selected Publicly Traded Companies Analysis, pp. 42-43 – Insert the following at end of paragraph immediately after IO Platform Group Table:

Moelis based its selection of a 1.50x-2.25x sales multiple range and $1 billion-$2 billion TEV range on its professional judgment and experience which was informed by the respective mean and median sales multiple range and TEV range of the public companies selected for the analysis, which are set forth in the tables above.  Likewise, Moelis based the $175 million-$350 million range for the Company’s IO Platform assets on its professional judgment and experience which was informed by the range of TEVs of the selected IO Platform companies ($289 million and $320 million, respectively, as set out in the table above).

Selected Precedent Transactions Analysis, p. 44 – Insert the following at end of penultimate paragraph:

Moelis based its selection of 1.50x-3.00x TEV / CY+5 Sales multiples range and $1.5 billion-$2.5 billion TEV range on its professional judgment and experience which was informed by the respective mean and median TEV / CY+5 Sales multiples range and TEV range of the precedent transactions selected for the analysis after accounting for certain transactions that Moelis, based on its professional judgment and experience, viewed as outliers given unique distinguishing characteristics of those transactions.

Forward-Looking Statements

This Form 8-K and the documents referred to herein contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although the Company’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks related to Sanofi and the Company’s ability to complete the transaction on the proposed terms or on the proposed timeline, including the receipt of required stockholder approvals, the possibility that competing offers will be made, other risks associated with executing business combination transactions, such as disruption from the proposed acquisition making it more difficult to conduct business as usual or to maintain relationships with customers, employees, manufacturers, suppliers or patient groups, as well as other risks related to the Company’s business, including the uncertainties inherent in research and development, including future clinical data and analysis, compliance with regulatory obligations and oversight by regulatory authorities, trends in exchange rates and prevailing interest rates, volatile economic and market conditions, cost containment initiatives and subsequent changes thereto, and the impact that COVID-19 will have on the Company and its customers, suppliers, vendors, and other business partners, and the financial condition of any one of them, as well as on the Company’s employees and on the global economy as a whole. Any material effect of COVID-19 on any of the foregoing could also adversely impact the Company. This situation is changing rapidly and additional impacts may arise of which the Company are not currently aware and may exacerbate other previously identified risks. While the list of factors presented here is representative, no list should be considered a statement of all potential risks, uncertainties or assumptions that could have a material adverse effect on the companies’ ability to consummate the Merger and/or their consolidated financial condition or results of operations. The foregoing factors should be read in conjunction with the risks and cautionary statements discussed or identified in the public filings with the SEC made by the Company, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s annual report on Form 10-K for the year ended December 31, 2020, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, the Company does not undertake any obligation to update or revise any forward-looking information or statements.

Additional Information and Where to Find It

This communication may be deemed to be a solicitation material in respect of the proposed Merger. On October 4, 2021, the Company filed the Definitive Proxy Statement with the SEC in connection with the solicitation of proxies for a special meeting to be held on November 5, 2021. The Definitive Proxy Statement and a proxy card have been mailed to each stockholder of the Company entitled to vote at the meeting. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT FOR THE MERGER, AND ANY AMENDMENT OR SUPPLEMENT THERETO THAT MAY BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. All such documents, when filed, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or upon request by contacting the Company, Investor Relations, by telephone at 1-833-900-5366 or via email at investors@kadmon.com.  The Company’s filings with the SEC are also available on the Company’s website at https://investors.kadmon.com/.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Proxy Statement and in the proxy statement on Schedule 14A filed with the SEC on April 1, 2021 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. To the extent that such individual’s holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KADMON HOLDINGS, INC.

Date: October 27, 2021	By:	/s/ Harlan W. Waksal
Harlan W. Waksal, M.D.
President and Chief Executive Officer